Exhibit 99.1

Investor Contact:	Media Contact:
Meredith Mendola	Nicole Rowe
781-370-6151	781-370-6369
mmendola@ptc.com	nrowe@ptc.com

PTC Reports Second Quarter Fiscal Year 2006 Results

- Company Delivers 14% Year-Over-Year Revenue Growth -

NEEDHAM, Mass., April 26, 2006 – PTC (Nasdaq: PMTC), the Product Development Company™, today reported revenue of $200.2 million for the second fiscal quarter ended April 1, 2006, up 14% from $176.1 million for the same period last year. The growth was driven primarily by strong Enterprise Solutions sales, including sales of recently acquired Arbortext solutions, as well as training and consulting services.

“We executed well in the second quarter of 2006,” said C. Richard Harrison, president and chief executive officer. “We delivered record revenue in our Enterprise Solutions category, launched a major release of Pro/ENGINEER, and we have since completed our product integration of Arbortext and Windchill. Also, our new relationship with IBM has already reached a milestone as we closed our first joint transaction under the agreement we announced in January.”

GAAP net income for the second quarter was $10.8 million, or $0.09 per diluted share, compared with GAAP net income of $20.5 million, or $0.18 per diluted share, in the year-ago period. PTC adopted FAS 123(R) in the fourth quarter of fiscal year 2005, and therefore the GAAP results from the year-ago period do not include the cost of stock-based compensation in accordance with FAS 123(R). Non-GAAP net income, which excludes stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, restructuring charges, and the related tax effect of these items, as well the effect of one-time tax items, was $22.5 million for the second quarter, or $0.20 per diluted share, compared to $20.8 million in the year-ago period, or $0.19 per diluted share. We have provided a reconciliation between GAAP and non-GAAP results in the attached financial tables.

Cash and cash equivalents were $224 million at the end of the second quarter, up from $167 million at the end of the first quarter, primarily due to seasonal strength in collections.

Revenue Metrics

Total Desktop Solutions revenue for the second quarter was $131.8 million, up 6% from the same period last year. Desktop Solutions license revenue was flat compared to the same period last year. Desktop Solutions consulting and training service revenue grew 26% from the year-ago period to $23.8 million. The growth reflected increased sales of training and consulting offerings that help customers improve proficiency in the use of our products and optimize their product development processes.

Total Enterprise Solutions revenue was $68.4 million, representing 33% year-over-year growth. Enterprise Solutions license revenue was $19.8 million, up 10% over the same period last year. Additionally, Enterprise Solutions consulting and training service revenue was $32.5 million, up 62% from the year-ago period. This strong growth in Enterprise Solutions revenue reflects continued success in winning new customers and expanding relationships with existing customers.

In the second quarter, PTC received orders from leading organizations, including Airbus, Black & Decker Corporation, CAE Inc., Hitachi High-Technologies Corporation, Foxconn Electronics Inc.,

PTC Reports Second Quarter Fiscal Year 2006 Results

LG Electronics, Liebherr Logistik, Lockheed Martin Corporation, NASA, RWTH Aachen University, Schaeffler Group, Stryker Corporation, and Toyota Motor Corporation. PTC’s reseller channel delivered $39.4 million in total revenue during the quarter, up 13% from the year-ago period.

“At the midpoint of 2006, we remain enthusiastic about our fiscal 2006 targets, as well as our ability to achieve longer-term financial objectives of $1 billion in revenue and $200 million in non-GAAP operating income by 2008,” continued Harrison. “Our strong execution of initiatives such as channel expansion and entry into new vertical markets is fueling customer success and has given us a solid platform for sustainable growth. Additionally, new initiatives like our IBM relationship and the pending acquisition of Mathsoft, which we announced today, will help us accelerate both revenue and earnings growth in the future.”

Third Quarter and Fiscal Year 2006 Financial Outlook

The pending acquisition of Mathsoft Engineering & Education, Inc. is expected to close by early May 2006. PTC is raising revenue expectations for fiscal year 2006. The acquisition also impacts expenses for the third quarter and fiscal year 2006.

PTC’s revenue forecast for the third quarter of fiscal 2006 is between $205 million and $210 million. On a GAAP basis, third quarter total costs and expenses are expected to be approximately $195 million to $203 million, and earnings per share are expected to be between $0.02 and $0.07. Total non-GAAP third quarter operating costs and expenses are expected to be approximately $175 million to $180 million. The Company expects non-GAAP third quarter earnings per share to be between $0.20 and $0.25. These non-GAAP operating cost and earnings expectations exclude the following third quarter estimated expenses:

•	Approximately $10 million of expense related to stock-based compensation

•	Approximately $3 million of acquisition-related amortization expense

•	A write-off of in process R&D of approximately $2 million in connection with the completion of the pending acquisition of Mathsoft

•	A restructuring charge of approximately $5 million

For the fiscal year ending September 30, 2006, PTC expects revenue to be between $810 million and $820 million. On a GAAP basis, fiscal year 2006 earnings per share are expected to be between $0.36 and $0.44. The Company expects non-GAAP earnings per share to be between $0.86 and $0.94 for the fiscal year. These non-GAAP earnings expectations exclude the following full-year estimated expenses:

•	Approximately $40 million of expense related to stock-based compensation

•	Approximately $10 million of acquisition-related amortization expense

•	A write-off of in process R&D of approximately $2 million in connection with the completion of the pending acquisition of Mathsoft

•	A restructuring charge of approximately $5 million

Important Information about Non-GAAP References

References by PTC to non-GAAP operating costs and non-GAAP earnings per share refer to costs and expenses or earnings per share excluding stock-based compensation cost, amortization of acquisition-related intangible assets, in-process research and development write-offs associated with acquisitions, restructuring charges, and their related tax effects, as well the effect of one-time tax items, if any. GAAP requires that these costs and charges be included in costs and expenses and accordingly used to determine operating income (loss) and earnings per share. PTC’s management uses non-GAAP operating costs, and associated non-GAAP net income (which is the basis for non-GAAP earnings per share) to make operational and investment decisions, and PTC believes that they are among several useful measures for an enhanced understanding of our operating results for a number of reasons.

PTC Reports Second Quarter Fiscal Year 2006 Results

First, excluding the stock-based compensation cost from GAAP operating income enables management and investors to perform a meaningful comparison of PTC’s operating results to prior periods. In these prior periods, PTC’s GAAP financial results reflected minimal stock-based compensation because the value of stock-based awards was determined using a method other than as prescribed in SFAS 123(R); whereas, upon adoption of SFAS 123(R), stock-based compensation is determined using a fair value method and such expenses are now distributed among the functional expense line items in the GAAP presentation. Second, although PTC undertakes analyses to ensure that its stock-based compensation grants are in line with peer companies and do not unduly dilute shareholders, PTC allocates these grants and measures them at the corporate level. Management excludes their financial statement effect when planning or measuring the periodic financial performance of PTC’s functional organizations since they are episodic in nature and unrelated to our core operating metrics. Likewise, we believe that excluding items such as in-process R&D write-offs and amortization of intangible assets associated with acquisitions, or restructuring charges that are not directly attributable to our ongoing operations and that do not generally fluctuate in correlation with periodic performance, provides investors with information that helps to compare period-over-period operating performance by highlighting the effect of the acquisitions or restructuring activities on our results of operations. In addition, PTC’s management excludes the financial statement effect of these items in creating operating budgets for PTC’s functional business units and in evaluating and compensating employees due to the fact that it is difficult to forecast these expenses. Lastly, we believe that providing non-GAAP earnings per share affords investors a view of earnings that may be more easily compared to peer companies and enables investors to consider PTC’s earnings on both a GAAP and non-GAAP basis in periods when PTC is engaged in acquisition activities or undertaking non-recurring activities.

PTC believes these non-GAAP measures will aid investors’ overall understanding of PTC’s results by providing a higher degree of transparency for certain expenses, and providing a level of disclosure that will help investors understand how PTC plans and measures its own business. However, non-GAAP net income (loss) should be construed neither as an alternative to GAAP net income (loss) or earnings (loss) per share as an indicator of our operating performance nor as a substitute for cash flow from operations as a measure of liquidity because the items excluded from the non-GAAP measures often have a material impact on PTC’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures in conjunction with our reported GAAP results.

Earnings Call Webcast

PTC will provide detailed financial information and an outlook update on its second quarter fiscal year 2006 results conference call and live webcast on April 26, 2006 at 10 a.m. ET. This earnings press release and accompanying financial and operating statistics will be accessible prior to the conference call and webcast on PTC’s web site at www.ptc.com/for/investors.htm. In addition, the live webcast may be accessed at the same Web address. To access the live call, please dial 1-888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on May 1, 2006. To access the replay via webcast, please visit www.ptc.com/for/investors.htm. To access the replay by phone, please dial 1-203-369-1121.

PTC’s unaudited consolidated statements of operations, the unaudited condensed consolidated balance sheets, and the unaudited condensed consolidated statements of cash flows for the second quarter fiscal year 2006 are attached.

About PTC

PTC (Nasdaq: PMTC) provides leading product lifecycle management (PLM), content management and dynamic publishing solutions to more than 40,000 companies worldwide. PTC customers include the world’s most innovative companies in manufacturing, publishing, services, government and life sciences

PTC Reports Second Quarter Fiscal Year 2006 Results

industries. PTC is included in the S&P 500 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

Statements in this news release that are not historical facts, including statements about our confidence and strategies and our expectations about revenue, results of operations, and market acceptance of our products, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Those risks and uncertainties include the following: our ability to achieve revenue and earnings growth by increasing sales through our indirect distribution channel and through entry into new vertical markets, the success of our new relationship with IBM as a platform for additional revenue and earnings growth in the PLM market, our ability to integrate successfully and achieve revenue and earnings growth from newly acquired businesses, including the pending acquisition of Mathsoft; our ability to successfully execute strategic initiatives and other business initiatives while containing costs and undertaking restructuring activities; as well as other risks and uncertainties detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q.

PTC, The Product Development Company, Windchill, Arbortext, and all PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies and products referenced herein have trademarks or registered trademarks of their respective holders.

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PTC Reports Second Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2006	2005	2006	2005
Revenue:
License	$54,614	$52,698	$113,141	$99,627
Service	145,580	123,405	279,571	245,666

Total revenue	200,194	176,103	392,712	345,293

Costs and expenses:
Cost of license revenue(2)	1,889	1,756	5,192	3,253
Cost of service revenue(2)	63,641	47,817	122,363	93,977
Sales and marketing(2)	64,260	59,074	127,905	115,119
Research and development(2)	35,989	28,347	70,572	54,814
General and administrative(2)	18,039	14,395	37,668	29,982
Amortization of acquired intangible assets	1,288	222	2,646	444

Total costs and expenses	185,106	151,611	366,346	297,589

Operating income	15,088	24,492	26,366	47,704
Other income (expense), net	804	2,237	1,903	1,750

Income before income taxes	15,892	26,729	28,269	49,454
Provision for income taxes	5,141	6,225	10,002	9,791

Net income	$10,751	$20,504	$18,267	$39,663

Earnings per share:(1)
Basic	$0.10	$0.19	$0.17	$0.37
Weighted average shares outstanding	109,739	108,499	109,560	108,254
Diluted	$0.09	$0.18	$0.16	$0.35
Weighted average shares outstanding	113,403	111,958	112,985	111,815

(1)	A previously announced two-for-five reverse stock split of our common stock became effective on February 28, 2006. All earnings per share and weighted-average share amounts are presented on a post-split basis.
(2)	Effective July 3, 2005, PTC adopted SFAS 123(R), “Share-Based Payment”. Accordingly, for the three and six months ended April 1, 2006, stock-based compensation was accounted under SFAS 123(R) while, for the three and six months ended April 2, 2005, stock-based compensation was accounted under APB No. 25, “Accounting for Stock Issued to Employees.” The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2006	2005	2006	2005
Cost of license revenue	$27	$—	$67	$—
Cost of service revenue	1,914	—	3,861	—
Sales and marketing	2,379	—	4,694	—
Research and development	2,212	109	4,317	218
General and administrative	3,008	—	6,265	—

Total stock-based compensation	$9,540	$109	$19,204	$218

PTC Reports Second Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2006	2005	2006	2005
GAAP net income	$10,751	$20,504	$18,267	$39,663
Stock-based compensation	9,540	109	19,204	218
Amortization of acquired intangible assets included in cost of license revenue	772	—	1,544	—
Amortization of acquired intangible assets included in cost of service revenue	104	—	104	—
Amortization of acquired intangible assets	1,288	222	2,646	444
Provision for income taxes (3)	93	—	(465)	—

Non-GAAP net income	$22,548	$20,835	$41,300	$40,325

GAAP diluted earnings per share	$0.09	$0.18	$0.16	$0.35
Stock-based compensation	0.08	0.00	0.17	0.00
All other items identified above	0.03	0.01	0.03	0.01

Non-GAAP diluted earnings per share	$0.20	$0.19	$0.36	$0.36

Weighted average shares used in calculating non-GAAP diluted net earnings per share (4)	114,136	111,958	113,828	111,815

(3)	Reflects the tax effect of non-GAAP adjustments above.
(4)	Weighted average shares used in calculating non-GAAP diluted earnings per share for the second quarter and first six months of 2006 includes 0.7 million and 0.8 million additional shares related to outstanding stock options assumed to be repurchased under SFAS 123(R) that would not be assumed to be repurchased under APB No. 25.

PTC Reports Second Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 1,	September 30,
	2006	2005
ASSETS
Cash and cash equivalents	$224,165	$204,423
Accounts receivable, net	149,731	147,497
Property and equipment, net	50,184	52,551
Goodwill and acquired intangibles, net	265,504	258,838
Other assets	139,717	123,314

Total assets	$829,301	$786,623

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenue	$232,545	$200,467
Other liabilities	233,300	262,312
Stockholders’ equity	363,456	323,844

Total liabilities and stockholders’ equity	$829,301	$786,623

PTC Reports Second Quarter Fiscal Year 2006 Results

PARAMETRIC TECHNOLOGY CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$10,751	$20,504	$18,267	$39,663
Stock-based compensation	9,540	109	19,204	218
Depreciation and amortization	8,063	6,017	16,124	12,381
Other	32,587	28,479	(14,223)	31,531

Net cash provided by operating activities (4)	60,941	55,109	39,372	83,793

Capital expenditures	(4,804)	(6,291)	(8,154)	(9,095)
Acquisitions of businesses	—	—	(10,675)	—
Other investing and financing activities	1,063	4,243	1,801	7,288
Foreign exchange impact on cash	(187)	(2,955)	(2,602)	7,297

Net increase in cash and cash equivalents	57,013	50,106	19,742	89,283
Cash and cash equivalents, beginning of period	167,152	334,064	204,423	294,887

Cash and cash equivalents, end of period	$224,165	$384,170	$224,165	$384,170

(4)	Net cash provided by operating activities for the six months ended April 2, 2005 includes a tax refund received during the first quarter of 2005 of $39.5 million. This refund was included in income taxes receivable on the Consolidated Balance Sheet at September 30, 2004.